The Royalty Contract


Royalty ( Party A):        Xianyang Pianzhuan Group Corp.
Rolyaltee (Party B):       Xianyang Daming Electronics Co. Ltd
         (Party C):        Xiangyang Yongxin Electronics Co. Ltd.

Party A and Party B, Party C signed the contract based on:

1). Party A applied for the registration of PIANZHUAN brand in National Industrial and Commercial Regulatory Bureau on Aug 23rd, 1996, which has been accepted formally by Royalty Bureau;

2). Party A confirmed itself the sole legal owner of PIANZHUAN with no negatives, which shall be approved by Royalty bureau.

1. Conception

The terms below contain the meaning as follows unless being specific in the contract:

1.1. The Royalty: the royalty being applied for registration attached in the contract as Enclosure 1;

1.2. Subsidiary: the company being 100% owned, its shares being hold and shared or other economic entity;

1.3. The Goods: the goods being showed in the contract as Enclosure 2.

2. Party A agrees that Party B and Party C as well as their subsidiaries may use the royalty for their goods without any payment.

3. Party A is authorized to supervise the quality under the royalty being used by Party B and Party C who guarantee the goods quality under the royalty shall never be worse than the existing standard.

4. Party A has the obligation in extending registration as well as pay for the related fee.

Party B and C have the obligation in informing the Party A without delay upon recognition with the royalty being unlegally used and try best to assist Party A in maintain its legal rights for the royalty.

5. Party A promises and guarantees as follows:

5.1. Party A guarantees its legal ownership of the royalty and the registration approval as soon as possible, the royalty and its use being valid and effective without violating the third party's rights within the registration area limitation as well as any lawsuits, argument and law procedure;

5.2. Party A shall extend registration in The Royalty Bureau before the expiration pursuant to 24th provision of The Royalty Law and maintain the permanent legal registration with effort.

6. Party A and Party B promise and guarantee as follows:

6.1 Party B or C shall pay for Party A's loss ( includes but not less than loss in profit or operation or reputation) caused directly or in directly by using Party A's royalty in production.

6.2. Party B or C shall never or let others affect the royalty registration or Party A's rights for the royalty;

6.3. Party B or C shall never behave like an owner of the royalty in case being misunderstood by others;

6.4. Party B or C shall never permit any third party except its subsidiaries to acquire for the use of the royalty allowed by the contract provided other specific agreement;

6.5. Party B or C shall inform Party A upon recognition with the royalty being violated without delay as well as assist Party A in maintaining the rights of the royalty.

7. Party A, B or C shall pay for the total loss caused by the argument, lawsuits and legal obligation because of the guarantee's promised in 5th and 6th clauses being incorrect, untrue or misunderstood.

8. Party A, B or C confirms that Party B or C shall never enjoy other rights for the royalty except the using right of the royalty authorized by Party A stipulated in the contract.

9. Party B or C may inform Party A in writing with terminating the contract without permission of Party A because of development. The contract and its effective shall expire one month later since the date of informing, whereas the other two Parties still apply to the contract.

10. The Party A, B or C may inform other two Parties to terminate the contract in the condition of any one of the following:

10.1. Any Party who abides the duty has involved in a loss because of any other Party breaks the stipulations of the contract without any compensation within 14 days after being noticed by the abiding Party;

10.2. Any party cannot afford to pay for the debts of has been declared to settle the assets and liabilities.

11. The contract is formulated, explained and implemented in accordance with The Royalty Law.

12. The contract is valid for 10 years since the signature by the respective legal representative of the Party A, Party B and Party C. The contract shall keep valid automatically upon the expiration pursuant to the related laws and regulations of PRC provided any Party notice any other two Parties 3 months prior to the termination.

13.14. Any Party may claim lawsuits for Chinese People's Court in case any argument occurred on the contract or its implementation, the Party who looses the lawsuits shall pay for the lawsuits expense and other related expenses provided other specific provisions by law.

14. The contract shall be in quadruplicate with the same legal effect, one for each Party and one for The Royalty Bureau for reference.

15. The contract is signed on Sep 1st, 1996 in Xianyang, Shannxi, China.

Party A:

The legal representative or authorized representative:

Party B:

The legal representative or authorized representative:

Party C:

The legal representative or authorized representative: